UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 15, 2019

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52138	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 – 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (250) 765-6424

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

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Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2019 Lexaria Bioscience Corp. (“Lexaria”), Lexaria CanPharm ULC (“CanPharm”) and Nuka Enterprises, LLC (“Nuka”), maker of 1906 brand cannabis chocolates and other edible products, entered into an amending agreement, effective May 15, 2019, which amends the terms of an original Intellectual Property License Agreement entered into between Lexaria and Nuka on April 24, 2018 (the “Original Agreement”). The material amendments to the Original Agreement include the following:

1.	The rights, responsibilities and obligations of the Licensor in the Original Agreement have been assigned by Lexaria to CanPharm;

2.	The license to Lexaria’s patented DehydraTech™ technology on products that contain 0.3% or more of tetrahydrocannabinol (“THC”), has extended to the following States for the following products:

a.	Michigan for chocolates, candies and beverages;
b.	Massachusetts for chocolates, candies and beverages;
c.	Illinois for chocolates and candies;
d.	Ohio for chocolates and candies; and
e.	Colorado (the original territory) for beverages.

Nuka shall pay to CanPharm an additional annual territory fee for each of Michigan, Massachusetts and Ohio and shall pay usage fees for products sold using the DehydraTech™ technology in all of the new territories.

On May 15, 2019, Nuka entered into a definitive intellectual property license agreement (the “Definitive Agreement”) with Lexaria Hemp Corp. (“Hempco”), a wholly owned subsidiary of Lexaria whereby Hempco is licensing the patented DehydraTECHTM technology, on a non-exclusive basis, in connection with the production of beverages containing 0.3% or less of THC, for sale in the United States. The Agreement shall have an initial 10 year term and Nuka shall pay to Hempco a Territory License fee and usage fees pertaining to the sale of the products.

Item 8.01 Other Events

On May 15, 2019 the Company announced that its animal study has produced results evidencing that its DehydraTech™ technology produces faster delivery of cannabinoids in the bloodstream with higher rates of absorption via edible products than current conventional industry formulations, namely using coconut oil and MCT oil. The studies specifically showed that:

•	CBD was measurable in the rats’ blood within 2 minutes for edibles using DehydraTech™ compared no measurable CBD in rats’ blood for edibles using an MCT formulation;
•	At 15 minutes of ingestion, the CBD blood concentration level for rats that consumed edibles using the DehydraTech™ technology was 475% more than those of rats who consumed edibles using an MCT oil formulation;
•	At 60 minutes of ingestion, the CBD blood concentration level for rats that consumed edibles using the DehydraTech™ technology was 319% more than those of rats who consumed edibles using an MCT oil formulation;
•	Over the entire 60 minute study it was found that edibles prepared with the DehydraTech™ technology resulted in an average maximum CBD blood concentration that was 334% more than the average maximum CBD blood concentration found in subjects that consumed edibles that used the MCT oil formulation and that the total quantity of CBD delivered using the DehydraTech™ technology was 389% more than those using the MCT oil formulation
•	The results also reconfirmed the Company’s previous observations that its DehydraTech™ technology facilitates greater delivery of CBD across the blood-brain-barrier, with this study reflecting the DehydraTech™ technology outperforming the MCT oil formulation by 246%

Item 9.01	Financial Statements and Exhibits
99.1	Press Release dated May 15, 2019
99.2	Press Release dated May 21, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Chris Bunka
Chris Bunka
CEO, Principal Executive Officer

Date:	May 21, 2019